UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         November 18, 2004

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386

(Commission File Number)	(IRS Employer Identification No.)

4041 Forest Park Avenue, St. Louis, Missouri	63108

(Address of Principal Executive Offices)	(Zip Code)

(314) 615-6940

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On November 18, 2004, Stereotaxis, Inc. (the “Company”) and Cortex West Development I, LLC (“Cortex”) entered into an office lease agreement under which the Company will lease space in a new building to be constructed by Cortex. Once the building is completed, the Company will move its current St. Louis, Missouri operations to the leased space in the new building. The lease for the new premises is effective December 1, 2005 and has a term of ten years, with two renewal options of three years each. The minimum annual rental under the terms of the lease ranges from approximately $705,000 in 2006 to approximately $1,177,000 in 2015, including rent for expansion space provided for in the lease. The 2006 amount is not materially different than the amount that would have been incurred on terms consistent with the Company's current lease arrangement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See Item 1.01 described above and incorporated herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 24, 2004	By:	/s/ James M. Stolze
Name:	James M. Stolze
Title:	Vice President and Chief Financial Officer